EMPLOYMENT AGREEMENT ("Agreement"), dated as of December 20, 1999, between The Translation Group, Ltd., a Delaware Corporation with an office at 30 Washington Avenue, Haddonfield, New Jersey 08033, (the "Company"), and Randy G. Morris ("Employee") residing at 15 Vermont Rd., Tynqsboro, Massachusetts 01879.
         WHEREAS, the Company is desirous of employing Randy G. Morris to further the business purposes of the Company; and
         WHEREAS, Randy G. Morris is desirous of being employed by the Company on the terms provided herein;
         NOW, THEREFORE, the Company and Randy G. Morris agree as follows:
         1. EMPLOYMENT. The Company hereby agrees to employ Randy G. Morris on a full time basis as Chief Executive Officer of the Company; and Randy G. Morris hereby agrees to accept such employment and perform the duties of such office and to and be under the direction and control of the Board of Directors of the Company. Randy G. Morris shall devote his best efforts to the business of the Company and to promoting its best interest. The Company may provide Randy G. Morris with such perquisites as may be deemed by the Company to be commensurate with Randy G. Morris's position with the Company.
         2. TERM OF EMPLOYMENT. Subject to the provisions for termination hereinafter provided, the term of Randy G. Morris's employment hereunder shall begin on December 20, 1999, and shall extend until December 20, 2000.
         3. COMPENSATION.
             (a) The Company shall pay to Randy G. Morris a salary at a rate of $150,000.00 per year, payable in accordance with the normal payroll practices of the Company. The base salary shall be reviewed annually by the Board of Directors of the Company who may make recommendations to the Compensation Committee for additional increases.
             (b) In addition to his base salary, Randy G. Morris shall be eligible for 200,000 incentive stock options to purchase shares of The Translation Group, Ltd., common stock at $2.00 per share. 50,000 of these options will vest upon the execution of this Agreement, 50,000 of these options will vest twelve (12) months after the execution of this Agreement and the remaining

100,000 of these options will vest, if this Agreement is extended, eighteen (18) months after the execution of this Agreement; and all of these options will have a term of five (5) years and will be subject to the provisions of The Translation Group, Ltd. 1995 Stock Option Plan and amendments thereto.
             (c) All compensation payable to Randy G. Morris under this Agreement is stated in a gross amount and will be subject to all applicable withholding taxes, or other normal payroll deductions, and any other amounts required by law to be withheld.

         4. EXPENSES.

             (a) During the term of this Agreement, the Company shall reimburse Randy G. Morris for all reasonable Company related travel, entertainment and other business expenses reasonably necessary and appropriate for the performance of his duties hereunder, provided that Randy G. Morris submits receipts and other expense records to the Company in accordance with the Company's general reimbursement policy then in effect for Randy G. Morris and other employees of the Company.
             (b) The Company will pay Randy G. Morris reasonable relocation expenses actually incurred in connection with relocating from Massachusetts to New Jersey and reimburse Randy G. Morris for reasonable expenses in connection with renting a temporary residence in New Jersey and commuting between New Jersey and Massachusetts for up to seven (7) months from the day this Agreement becomes effective. Reasonable relocation expenses may include reasonable and customary fees associated with the sale of Randy G. Morris's home in Massachusetts such as real estate agent fees, title fees and attorney fees and moving company and storage expenses for up to two months.
             (c) The Company agrees to provide Randy G. Morris an interest-free loan not to exceed $100,000.00 in an amount equal to a 33% down payment on a house in connection with Randy G. Morris's relocation from Massachusetts to New Jersey as contemplated by this Agreement. Provided that aforesaid loan shall become due and payable in full upon the sale of aforesaid house or upon Randy G. Morris's termination of employment with the Company, whichever is earlier. Provided further that Randy G. Morris will be responsible for any interest that the Internal Revenue Service and/or the State of New Jersey may impute in connection with aforesaid loan.

             (d) All expenses  payable to Randy G. Morris  under this  Agreement are stated in gross amounts and may be subject to all applicable taxes or other amounts required by law to be withheld.
         5.       BENEFIT PLANS.
             (a)  During  the term of Randy G.  Morris's  employment  under this
Agreement, Randy G. Morris shall be entitled to participate, to the extent he and/or members of his family are eligible, in all employee benefit plans in effect for employees of the Company during the term of this Agreement.
             (b)  During  the  term of Randy G.  Morris's  employment,  Randy G.
Morris shall be entitled to four weeks paid vacation, as well as paid holidays given by the Company to its employees. Vacation time cannot be carried over and accrued to the next year but must be taken in the year earned, unless the Company determines, in a case of unusual and mitigating circumstances, to permit carryover of vacation time.
             (c) The Company shall purchase a term life insurance  policy in the principal amount of $500,000.00 to the beneficiary of Randy G. Morris's choice. The above notwithstanding, in the event that Randy G. Morris cannot obtain life insurance for an unrated premium (i.e., rate surcharges due to preexisting conditions and/or illnesses), Randy G. Morris shall receive a sum equivalent to the usual and customary premium for a man of the same age but otherwise free of ratings in lieu of funding the life insurance policy.
         6.       TERMINATION.
             (a) DEATH. Randy G. Morris's  employment  hereunder shall terminate upon his death and all obligations of the Company to Randy G. Morris will cease as of the date of Randy G. Morris's death.
             (b) DISABILITY. If, as a result of Randy G. Morris's incapacity due to physical or mental illness then Randy G. Morris shall be deemed to be disabled. Randy G. Morris's employment hereunder shall terminate upon his disability and all obligations of the Company to Randy G. Morris will cease as of the date of Randy G. Morris's disability. Provided that for purposes of this subsection, "incapacity" shall mean any physical or mental illness which substantially interferes with Randy G. Morris's ability to fulfill his duties under this Agreement.
             (c) OTHER REASON. Any other reason other than cause under (d) below or for reasons under (a) or (b) above.
             (d) CAUSE.  The Company may terminate Randy G. Morris's  employment hereunder for Cause. For the purpose of this Agreement, the Company shall have "Cause" to terminate Randy G. Morris's employment hereunder upon (i) Randy G. Morris's conviction or, or plea of "no contest" to, any felony; (ii) material acts of fraud, dishonesty, misappropriation of funds or property of the Company for Randy G. Morris's own use or embezzlement of any property of the company; or
(iii) any material breach by Randy G. Morris of any specific provision of this Agreement.
             (e) NOTICE OF TERMINATION.  Any termination by the Company pursuant to subsections (b), (c) or (d) above shall be communicated by written Notice of Termination to Randy G. Morris.
             (f) DATE OF TERMINATION. The effective date of termination shall be the date Notice of Termination is given.
         7. COMPENSATION UPON TERMINATION.
             (a) If Randy G. Morris's employment shall be terminated pursuant to subsection  (d)  above,  he  shall  receive  only  his  salary  to the  Date  of
Termination.
             (b) If Randy G. Morris is terminated pursuant to subsections (a) or
(b) above, Randy G. Morris will be entitled to receive, as severance compensation, an amount equal to one (1) month of Randy G. Morris's annual base salary, vested stock options as of the date of termination and one (1) month of benefits.
             (c) If Randy G. Morris is terminated  under  subsection 6(c) above,
Randy G. Morris shall be entitled to receive all salary, vested stock options and benefits for the remainder of the term of this Agreement. The termination salary amount will be paid as a lump sum within thirty (30) days of termination.
         8. RESULTS OF RANDY G. MORRIS'S SERVICES. The Company will be entitled to and will own all the results and proceeds of Randy G. Morris's services under this Agreement, including, without limitation, all rights throughout the world to any copyright, patent, trademark or other right and to all ideas, inventions, products, programs, procedures, formats, and other materials of any kind created or developed or worked on by Randy G. Morris during his employment by the Company.
         9. CONFIDENTIALITY. Randy G. Morris hereby acknowledges that certain information and materials relating to the Company, its products and the various phases of its operations including, without limitation, trade secrets, formulas, know-how, specifications, drawings, consumer, distributorship and supplier lists, books, manuals and other data (collectively, "Confidential Materials"), heretofore or hereafter obtained by or entrusted to him in the course of his association with the Company (whether prior to or after the date hereof), is or will be of a confidential or proprietary nature, not generally known to the Company's competitors, and that the Company would likely be economically or otherwise disadvantaged or harmed by the direct or indirect disclosure of any of the Confidential Materials. Randy G. Morris shall, at all times, both during and after the term of this Agreement, hold all of the Confidential Materials in strictest confidence and not use for his own benefit or of the benefit of any other person or directly or indirectly disclose or suffer the disclosure of any of the Confidential Materials to any person, firm, corporation, association or other entity to whom any Confidential Materials have been disclosed or are threatened to be disclosed by Randy G. Morris, directly or indirectly, (other than in the ordinary course of business of the Company), without the Company's prior written consent. Upon the termination of Randy G. Morris's employment, Randy G. Morris shall return all Confidential Materials to the Company.
         10. NON-SOLICITATION. Subject to the provisions of Section 11, during this Agreement and for a period of two (2) years following the conclusion of this Agreement (the "Limited Period"), Randy G. Morris shall not, directly or indirectly, (i) hire, solicit, or encourage to leave the employ of the Company or any affiliate entity, any person employed by the Company or any affiliated entity or (ii) participate in the solicitation of any business of any type presently conducted or which may from time to time be conducted by the Company or any affiliated entity during the Limited Period from any person or entity which was, or which from time to time may be, a customer of the Company or any affiliated entity during the Limited Period.

         11. NON-COMPETITION. During the Limited Period, Randy G. Morris shall not be engaged or interested, directly or indirectly, as an officer, director, stockholders (excepting less than one (1%) percent interest in a publicly traded company), employee, partner, individual proprietor, investor or consultant, or in any other manner or capacity whatsoever, in any business that involves the production, distribution or marketing of products or services, or otherwise competitive with, any product or service currently, or which from time to time may be, produced, distributed or marketed by the Company or any affiliated entity during the Limited Period, in any place in which the Company or any affiliated entity at the time of such termination conducts such a business, without the prior written approval of the Company; PROVIDED, HOWEVER, that if any provision of Section 10 or this Section 11 would be held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to, and shall, modify such scope, duration or area, or all of them, to the minimum extent necessary to make such modified form. The above notwithstanding, Randy G. Morris shall be entitled to
(I) remain on the Board of Directors of any corporations in which he currently has such a position and (ii) advise or counsel other persons or entities, provided, such activities are not competitive with the Company and Randy G. Morris's name is not publicly associated with such entities or activities.
         12. ENFORCEMENT OF CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENTS. Randy G. Morris hereby acknowledges that the Company will not have an adequate remedy at law in the event of any breach by him of any provision of Section 9, 10, or 11 of this Agreement and that the Company will suffer irreparable damage and injury as a result of any such breach. Accordingly, in the event of Randy G. Morris's breach or threatened breach of any provision of Section 9, 10, or 11 of this Agreement, Randy G. Morris hereby consents to the granting of a temporary restraining order, preliminary injunction and/or permanent injunction against him in any court of competent jurisdiction prohibiting him from committing or continuing any such breach or threatened breach. Notwithstanding anything herein to the contrary, Randy G. Morris shall have no obligation or liability under Sections 11 or 12 of this Agreement upon termination of this Agreement by the Company without cause.
         13. NOTICE. For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, if personally delivered, or three (3) days after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:
                  IF TO RANDY G. MORRIS:
                  Randy G. Morris
                  15 Vermont Rd.
                  Tynqsboro, Massachusetts 01879

                  IF TO THE COMPANY:
                  Charles Cascio
                  The Translation Group, Ltd.
                  30 Washington Avenue
                  Haddonfield, New Jersey 08033

                                    WITH A COPY TO
                  Michael C. Cascio, Esquire
                  12 E. Stow Road, Suite 150
                  Marlton, NJ 08053

or to such other address as a party may have furnished to the other in writing in accordance herewith, except that notices or change of address shall be effective only upon receipt.
         14. EXPENSES OF LITIGATION; ARBITRATION. The Company and Randy G. Morris each hereby agree that in connection with any litigation or arbitration arising under this Agreement that proceeds to judgment or an award, the losing party of any claim arising thereunder shall pay to the prevailing party all of its costs and expenses incurred in connection with the prosecution or defense of such claim including, but not limited to, any and all reasonable attorneys' fees.
             (a) Randy G. Morris represents to the best of his knowledge that Lernout & Hauspie Speech Products ("L & H") will not assert its rights under the "Invention, Non-Disclosure and Non-Competition Agreement" dated June 10, 1998, between Randy G. Morris and L & H ("Non-Competition Agreement") to adversely challenge this Agreement and those things contemplated herein. However, if during the term of this Agreement L & H does assert its rights under said Non-Competition Agreement the Company will indemnify Randy G. Morris against loss of unearned and unpaid salary under this Agreement and will pay all costs and expenses which

Randy G. Morris incurs arising out of a breach of said Non-Competition Agreement. Provided that the Company shall in its sole discretion have the right to resolve, settle and otherwise control all aspects of any litigation commenced by L & H against Randy G. Morris arising from said Non- Competition Agreement. Provided further that Randy G. Morris will promptly seek alternative employment and avail himself to the benefits of paragraph 4(c) of said Non-Competition Agreement, and the Company shall be entitled to a credit for all compensation earned by way of alternative employment and/or benefits paid under aforesaid paragraph 4(c).
         15. ARBITRATION. Any and all controversies, claims or disputes arising out of or relating to this Agreement, or the breach thereof (other than as covered in Section 12), shall be solely and exclusively settled by arbitration in accordance with the Commercial Arbitration Rules then in effect (the "Arbitration Rules") of the American Arbitration Association ("AAA"). The arbitration shall take place in Haddonfield, New Jersey, and the arbitrator shall be appointed by the mutual consent of the parties. The arbitrator appointed by the parties or such panel, as the case may be, is sometimes referred to herein as the "Arbitrator." Each party hereby irrevocably consents to the sole and exclusive jurisdiction and venue of the state and Federal courts located in the State of New Jersey in connection with any matter arising out of the foregoing arbitration or this Agreement, including but not limited to confirmation of the award rendered by the Arbitrator and enforcement thereof by entry of judgment thereon or by any other legal remedy. Service of process in connection with any such arbitration or any proceeding to enforce an arbitration award may be made in the manner set forth in Section 13 of this Agreement or in any other manner permitted by applicable law.
         16.      MISCELLANEOUS.
             (a) This Agreement sets forth the entire understanding between the parties as to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, between them as to such subject matter. There have been no promises, statements, representations or other inducements to this Agreement other than as set forth herein.
             (b) This Agreement may not be amended, nor may any provision be modified or waived, except by an instrument duly executed by both parties.
             (c) Either party's failure at any time to require performance of any of the terms, provisions or conditions hereof shall not affect such party's right thereafter to enforce this Agreement or be deemed a waiver of any succeeding breach.

             (d) Paragraph headings contained in this Agreement have been inserted for convenience or reference only, are not to be considered a part of this Agreement and shall not affect the interpretation of any provision hereof.
             (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be wholly performed within said State.
             (f) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, including without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged. This Agreement calls for the provision of personal services and, accordingly, shall not be assignable by Randy G. Morris. However, the restrictions of Section 9 shall be binding upon Randy G. Morris's heirs, executors, administrators and legal representatives. Provided that all of Randy G. Morris's incentive stock options, to the extent the same are not already vested, shall fully vest in the event that any corporation acquires all or substantially all of the Company's assets and business including a consolidation or merger.
             (g) If any provision of this Agreement or the application of any provision to this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision, unless such declaration shall substantially impair the benefit of the remaining portions of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the Company and Randy G. Morris as of the date first written above.

THE TRANSLATION GROUP, LTD.                   EMPLOYEE



BY:________________________                   BY:_______________________________
Name:                                            Randy G. Morris, Employee
Title: